Exhibit 10.19

TIBCO SOFTWARE INC.

NOTICE OF AWARD OF RESTRICTED STOCK UNITS

Unless otherwise defined herein, the terms defined in the 1996 Stock Option Plan (the “Plan”) will have the same defined meanings in this Notice of Award and in the Terms and Conditions of Restricted Stock Units (the “Agreement”), attached hereto as Appendix A.

Name: [insert name] (the “Employee”)

You have been granted the right to receive restricted stock units (“Restricted Stock Units”), subject to the terms and conditions of the Plan, the Agreement and this Notice of Award as follows:

Award Number
Date of Award
Vesting Commencement Date
Total Number of Restricted Stock Units

Vesting Schedule:

One-fourth (1/4th) of the Restricted Stock Units will vest one (1) year after the Vesting Commencement Date (i.e., the first annual anniversary of the Vesting Commencement Date), and an additional one-fourth (1/4th) of the Restricted Stock Units will vest on each of the next three (3) annual anniversaries of the Vesting Commencement Date, so that 100% of the Restricted Stock Units will be vested four (4) years from the Vesting Commencement Date, subject to the following sentence (the “Original Vesting Schedule”). On any scheduled vesting date, Restricted Stock Units will not vest in accordance with any of the provisions of this Notice of Award or the Agreement unless the Employee remains a Service Provider through such vesting date. If a “Change of Control” (as defined in the Agreement) occurs while the Employee is a Service Provider, then the first sentence of this paragraph shall be deemed replaced by the following (which shall be applied both retroactively and prospectively): One-thirty-sixth (1/36th) of the Restricted Stock Units will vest each month after the Vesting Commencement Date on the same day of the month as the Vesting Commencement Date, so that 100% of the Restricted Stock Units will be vested three (3) years from the Vesting Commencement Date, subject to the last sentence of this paragraph (the “Change of Control Vesting Schedule”). The additional Restricted Stock Units that vest as a result of the preceding sentence and are attributable to the period prior to the date of the Change of Control shall be considered to have vested as of the date of the Change of Control and shall be paid as soon as administratively practicable following such date, subject to paragraph 6 of the Agreement. In the event the Employee ceases to be a Service Provider for any or no reason (including death or Disability) before the Employee vests in the right to acquire the Shares to be issued pursuant to the Restricted Stock Unit, the Restricted Stock Unit and the Employee’s right to acquire any Shares hereunder will immediately terminate.

By signing below, you acknowledge that this award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and the Agreement, both of which are made a part of this document. By signing this Notice of Award, the Employee represents that he or she has reviewed the Plan, the Agreement and this Notice of Award in their entirety and fully understands all provisions of the Plan, the Agreement and this Notice of Award.

EMPLOYEE:

Signature

Print Name

APPENDIX A

TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS

1. Award. The Company hereby grants to the Employee under the Plan an award of Restricted Stock Units, subject to all of the terms and conditions in this Agreement (including Exhibit A hereto), the attached Notice of Award and the Plan. If and when any Restricted Stock Units are paid to the Employee, par value for the Shares issued will be deemed paid by the Employee by past services rendered by the Employee.

2. Company’s Obligation to Pay. Each Restricted Stock Unit has a value equal to the Fair Market Value of a Share on the date it becomes vested. Unless and until the Restricted Stock Units will have vested in the manner set forth in paragraphs 3 and 4, the Employee will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Payment of any vested Restricted Stock Units will be made in whole Shares only.

3. Vesting Schedule. Subject to paragraphs 4 and 5, the Restricted Stock Units awarded by this Agreement and the attached Notice of Award will vest in the Employee according to the vesting schedule set forth on the attached Notice of Award, subject to the Employee continuing to be a Service Provider through each such vesting date.

4. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator. If the Administrator, in its discretion, accelerates the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units, the payment of such accelerated amount nevertheless shall be made at the same time or times as if such Restricted Stock Units had vested in accordance with the vesting schedule set forth on the attached Notice of Award (whether or not the Employee remains employed by the Company or a Subsidiary as of such date(s)).

5. Forfeiture upon Termination of Continuous Service. Notwithstanding any contrary provision of this Agreement or the attached Notice of Award, if the Employee ceases to be a Service Provider for any or no reason, the then-unvested Restricted Stock Units awarded by this Agreement and the attached Notice of Award will thereupon be forfeited at no cost to the Company and the Employee will have no further rights thereunder.

6. Payment after Vesting. Any Restricted Stock Units that vest in accordance with paragraph 3 will be paid to the Employee (or in the event of the Employee’s death, to his or her estate) in whole Shares as soon as administratively practicable after vesting, subject to paragraph 8 and the other provisions of this Agreement. Any Restricted Stock Units that vest in accordance with paragraph 4 will be paid to the Employee at the time(s) provided in paragraph 4, subject to paragraph 8 and the other provisions of this Agreement. Notwithstanding the foregoing, to the extent required by Section 409A of the Code (“Section 409A”), any Restricted Stock Units that vest in accordance with the Change of Control Vesting Schedule will be paid to the Employee at the same time or times as if such Restricted Stock Units had vested in accordance with the Original Vesting Schedule.

7. Payments after Death. Any distribution or delivery to be made to the Employee under this Agreement will, if the Employee is then deceased, be made to the administrator or executor of the Employee’s estate. Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

8. Withholding of Taxes. Regardless of any action the Company or the Employee’s employer (the “Employer”) takes with respect to any or all income tax (including foreign, federal, state and local taxes), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax Related Items”), the Employee acknowledges that the ultimate liability for all Tax Related Items legally due by the Employee is and remains the Employee’s responsibility and that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax Related Items in connection with any aspect of the Restricted Stock Units, including the award of Restricted Stock Units, the vesting of Restricted Stock Units, the issuance of Shares in settlement of Restricted Stock Units, the subsequent sale of any Shares acquired at vesting and the receipt of any dividends; and (ii) do not commit to structure the terms of the award or any aspect of the Restricted Stock Units to reduce or eliminate the Employee’s liability for Tax Related Items.

Prior to the issuance of Shares upon vesting of Restricted Stock Units, the Employee shall pay, or make adequate arrangements satisfactory to the Company or to the Employer (in their sole discretion) to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, the Employee authorizes the Company or the Employer to withhold all applicable Tax Related Items legally payable by the Employee from the Employee’s wages or other cash compensation payable to the Employee by the Company or the Employer. Alternatively, or in addition, if permissible under local law, the Company or the Employer may, in their sole discretion, (i) sell or arrange for the sale of Shares to be issued on the vesting of Restricted Stock Units to satisfy the withholding or payment on account obligation, and/or (ii) withhold in Shares, provided that the Company and the Employer shall withhold only the amount of Shares necessary to satisfy the minimum withholding amount. The Employee shall pay to the Company or to the Employer any amount of Tax Related Items that the Company or the Employer may be required to withhold as a result of the Employee’s receipt of Restricted Stock Units, the vesting of Restricted Stock Units, or the issuance of Shares in settlement of vested Restricted Stock Units that cannot be satisfied by the means previously described. The Company may refuse to deliver Shares to the Employee if the Employee fails to comply with the Employee’s obligation in connection with the Tax Related Items as described herein.

9. Rights as Stockholder. Neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Employee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

10. No Effect on Employment. The terms of the Employee’s employment with his or her Employer are governed by applicable local law and any relevant employment agreement. This Agreement and the attached Notice of Award do not constitute an express or implied promise of continued employment for any period of time. The Employee may terminate his or her employment and the Employer may terminate the Employee’s employment in accordance with applicable local law and any relevant employment agreement.

11. Acknowledgment of Nature of Award. In accepting the award of Restricted Stock Units, the Employee acknowledges that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, as provided in the Plan;

(b) the award of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future awards of Restricted Stock Units, or benefits in lieu of Restricted Stock Units even if Restricted Stock Units have been awarded repeatedly in the past;

(c) all decisions with respect to future awards, if any, will be at the sole discretion of the Company;

(d) the Employee’s participation in the Plan is voluntary;

(e) Restricted Stock Units are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or to the Employer, and Restricted Stock Units are outside the scope of the Employee’s employment contract, if any;

(f) Restricted Stock Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

(g) neither the award of Restricted Stock Units nor any provision of this Agreement, the attached Notice of Award, the Plan or the policies adopted pursuant to the Plan confer upon the Employee any right with respect to employment or continuation of current employment, and in the event that the Employee is not an employee of the Company, Restricted Stock Units shall not be interpreted to form an employment contract or relationship with the Company;

(h) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(i) if the Employee receives Shares, the value of such Shares acquired on vesting of Restricted Stock Units may increase or decrease in value;

(j) no claim or entitlement to compensation or damages arises from termination of Restricted Stock Units, and no claim or entitlement to compensation or damages shall arise from any diminution in value of the Restricted Stock Units or Shares received upon vesting of Restricted Stock Units resulting from termination of the Employee’s employment by the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and the Employee irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing the attached Notice of Award, the Employee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim; and

(k) in the event of involuntary termination of the Employee’s employment (whether or not in breach of local labor laws), the Employee’s right to receive Restricted Stock Units and vest under the Plan, if any, will terminate effective as of the date that the Employee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of involuntary termination of employment (whether or not in breach of local labor laws), the Employee’s right to receive Shares pursuant to the Restricted Stock Units after termination of employment, if any, will be measured by the date of termination of the Employee’s active employment and will not be extended by any notice period mandated under local law; the Administrator shall have the exclusive discretion to determine when the Employee is no longer actively employed for purposes of the award of Restricted Stock Units.

12. Address for Notices. Any notice to be given to the Company under the terms of this Agreement and the attached Notice of Award will be addressed to the Company, in care of Shareholder Services, TIBCO Software Inc., 3303 Hillview Avenue, Palo Alto, California, 94304, or at such other address as the Company may hereafter designate in writing.

13. Award is Not Transferable. Except to the limited extent provided in paragraph 6, Restricted Stock Units and the rights and privileges conferred hereby cannot be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of Restricted Stock Units, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, Restricted Stock Units granted herein and the rights and privileges conferred hereby immediately will become null and void.

14. Binding Agreement. Subject to the limitation on the transferability of Restricted Stock Units contained herein, this Agreement and the attached Notice of Award will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

15. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any foreign, state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Employee (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

16. Plan Governs. This Agreement and the attached Notice of Award are subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. In the event of a conflict between one or more provisions of the attached Notice of Award and one or more provisions of the Plan, the provisions of the Plan will govern.

17. Administrator Authority. The Administrator will have the power to interpret the Plan, this Agreement and the attached Notice of Award and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon the Employee, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement and the attached Notice of Award.

18. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

19. Agreement Severable. In the event that any provision in this Agreement or the attached Notice of Award will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement or the attached Notice of Award.

20. Modifications to the Agreement. This Agreement and the attached Notice of Award constitute the entire understanding of the parties on the subjects covered. The Employee expressly warrants that he or she is not accepting this Agreement or the attached Notice of Award in reliance on any promises, representations, or inducements other than those contained herein and therein. Modifications to this Agreement, the attached Notice of Award or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan, this Agreement or the attached Notice of Award, the Company reserves the right to revise this Agreement or the attached Notice of Award as it deems necessary or advisable, in its sole discretion and without the consent of the Employee, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A prior to the actual payment of Shares pursuant to this award of Restricted Stock Units.

21. Change of Control. For purposes of this Agreement and the attached Notice of Award, a “Change of Control” means:

(a) Any “person,” as such term is used in Sections 13(d) and 14(d) of the U.S. Securities Exchange Act of 1934, as amended (other than a group consisting of the Company stockholders as of the date of the closing and their Parents and Subsidiaries) that becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; or

(b) The consummation of a merger, consolidation, reorganization or similar transaction in which the stockholders of the Company before such transaction (and their Parents and Subsidiaries) own less than 50% of the voting stock or voting power of the surviving entity immediately after such transaction; or

(c) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets.

22. Amendment, Suspension or Termination of the Plan. By accepting this Restricted Stock Unit award, the Employee expressly warrants that he or she has received a conditional right to receive Shares issued under the Plan, and has received, read and understood a description of the Plan. The Employee understands that the Plan is discretionary in nature and may be modified, suspended or terminated by the Company at any time.

23. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request the Employee’s consent to participate in the Plan by electronic means. The Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

24. Data Privacy Notice and Consent. The Employee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Employee’s personal data as described in this Agreement by and among, as applicable, the Employer, the Company, its Subsidiaries and its affiliates for the exclusive purpose of implementing, administering and managing the Employee’s participation in the Plan.

The Employee understands that the Company and the Employer may hold certain personal information about the Employee, including, but not limited to, the Employee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in the Employee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). The Employee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Employee’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Employee’s country. The Employee understands that the Employee may request a list with the names and addresses of any potential recipients of the Data by contacting the Employee’s local human resources representative. The Employee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Employee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom the Shares received upon vesting of the Restricted Stock Units may be deposited. The Employee understands that Data will be held only as long as is necessary to implement, administer and manage the Employee’s participation in the Plan. The Employee understands that the Employee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Employee’s local human resources representative. The Employee understands that refusal or withdrawal of consent may affect the Employee’s ability to participate in the Plan. For more information on the consequences of the Employee’s refusal to consent or withdrawal of consent, the Employee understands that the Employee may contact the Employee’s local human resources representative.

25. Language: If the Employee has received this Agreement, the attached Notice of Grant or any other document related to the Plan translated into a language other than English and if the translated version is different that the English version, the English version will control.

26. Notice of Governing Law. This Agreement and the attached Notice of Grant shall be governed by the laws of the State of California, U.S.A., without regard to its principles of conflict of laws. For purposes of litigating any dispute that arises under this award of Restricted Stock Units, this Agreement or the attached Notice of Grant, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of Santa Clara County, California, or the federal courts of the United States for the Northern District of California, and no other courts where this award of Restricted Stock Units is made and/or to be performed.

EXHIBIT A

TO TERMS AND CONDITIONS

OF RESTRICTED STOCK UNITS

This Exhibit A, which is part of the Agreement, includes additional terms and conditions of the award of Restricted Stock Units that will apply to Employees in the countries listed below. Please note that the exchange control information provided below is current as of July 2006, unless otherwise noted herein. However, exchange controls are subject to change and the Employee should consult his or her personal advisor(s) with respect to the applicable exchange controls (if any) which may apply to the vesting of the Restricted Stock Units, acquisition and/or sale of the Shares. Capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan, the Agreement and the Notice of Award.

Australia

The Employee’s Restricted Stock Unit award is granted pursuant to the Australian Addendum which is an addendum to the Plan. The Employee’s award is subject to the terms and conditions as stated in the Australian Addendum, Offer Document, the Plan, the Notice of Award and the Agreement. The Employee will receive a copy of each of these documents when an award is made to him or her.

Austria

The Employee acknowledges that he or she may be entitled to revoke the Agreement on the basis of the Austrian Consumer Protection Act according to the following rules:

(i)	If the Employee accepts the award of Restricted Stock Units under the Plan, the Employee may be entitled to revoke his or her acceptance of the Agreement. The revocation must be made within one week after the Employee has accepted the Agreement.

(ii)	The revocation must be in written form to be valid. It is sufficient if the Employee returns the Agreement to the Company or the Company’s representative with language that can be understood as his or her refusal to conclude or honor the Agreement. It is sufficient if the revocation is sent within the period discussed above.

Belgium

No special provisions.

Brazil

By accepting this Restricted Stock Unit award, the Employee acknowledges that he or she agrees to comply with applicable Brazilian laws and pay any and all applicable taxes associated with the vesting of the Restricted Stock Units and the sale of Shares. An Employee resident or domiciled in Brazil will be required to submit annually a declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000. Assets and rights that must be reported include Shares of Company stock.

China

The Employee will be required to sell all Shares that he or she is entitled to at vesting and will receive the sale proceeds less brokerage fees and withholding taxes in cash.

France

The Employee may hold Shares obtained under the Plan outside of France provided that the Employee declares all foreign accounts, whether open, current, or closed, in the Employee’s income tax return.

Germany

The Employee must report any receivables or payables or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis. In addition, the Employee must report on an annual basis his or her share holdings in the Company in the unlikely event that Employees holds Shares representing 10% or more of the total or voting capital of the Company.

Hong Kong

Due to securities law restrictions in Hong Kong, the Employee undertakes not to sell any Shares acquired under the Plan for at least six months from the date of award.

In the event the Employee’s award is determined to be governed by the Occupational Retirement Schemes Ordinance, the Employee’s award may be cancelled.

India

By accepting the award of Restricted Stock Units, the Employee consents and agrees to satisfy any liability for fringe benefit tax that may be payable by the Company and/or the Employer in connection with the Restricted Stock Units. Further, by accepting the award of Restricted Stock Units, the Employee agrees that the Company and/or the Employer may collect the fringe benefit tax from the Employee by any of the means set forth in Section 8 of this Agreement. The Employee further agrees to execute any other consents or elections required to accomplish the above, promptly upon request of the Company.

Proceeds from the sale of Shares must be repatriated to India within a reasonable period of time (i.e., two weeks). The Employee should obtain a foreign inward remittance certificate from the bank for his or her records to document compliance with this requirement and submit a copy of the foreign inward remittance certificate to his or her Employer.

Ireland

Directors and shadow directors of an Irish subsidiary are subject to certain notification requirements under the Companies Act. Directors and shadow directors must notify the Irish subsidiary in writing of their interest in the Company and the number and class of Shares or rights to which the interest relates within five days of the acquisition or disposal of Shares or within five days of becoming aware of the event giving rise to the notification. This disclosure requirement also applies to any rights or Shares acquired by the director’s spouse or children (under the age of 18).

Italy

Exchange control reporting is required if the Employee holds foreign investments outside of Italy (including Shares) in excess of €12,500 or the equivalent amount in U.S. dollars. If reporting is required, it must be done on the Employee’s individual tax return.

For data privacy purposes, the Controller of personal data processing is TIBCO Software Inc., with registered offices in 3302 Hillview Avenue, Palo Alto, California, 94304, U.S.A., and pursuant to Legislative Decree no. 196/2003, its representative in Italy is TIBCO Software S.r.l. with registered offices at Via del Casale Solaro, 110, Rome 00143, Italy.

Japan

No special provisions.

Luxembourg

No special provisions.

Malaysia

If the Employee is a director of a Malaysian Subsidiary of the Company, the Employee is subject to certain notification requirements under the Malaysian Companies Act, 1965. Among these requirements is an obligation to notify the Malaysian Subsidiary in writing when the Employee receives an interest (e.g., Restricted Stock Units, Shares, etc.) in the Company or any related entity. In addition, the Employee must notify the Malaysian Subsidiary when the Employee sells Shares of the Company or any related entity (including when the Employee sells Shares acquired under the Plan). These notifications must be made within fourteen days of acquiring or disposing of any interest in the Company or any related entity.

Mexico

In accepting the Restricted Stock Unit award, the Employee acknowledges that he or she understands and agrees that: (i) the award is not related to the salary and other contractual benefits granted to the Employee by the Employer; (ii) any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Employee’s employment; and (iii) any benefit realized under the Plan is a fringe benefit.

Policy Statement. La invitación que la Compañía hace en relación con el Plan es unilateral y discrecional, por lo tanto, la Compañía se reserva el derecho absoluto para modificar o terminar el mismo en cualquier momento, sin ninguna responsabilidad para el Opcionante. Esta invitación y, en el caso del Opcionante, la adquisición de acciones, de ninguna manera establecen relación laboral alguna entre el Opcionante y la Compañía. Tampoco establece derecho alguno entre el Opcionante y su empleador.

English Translation. The invitation the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability to the Employee. This invitation and, in Employee’s case, the acquisition of Shares does not, in any way, establish a labor relationship between the Employee and the Company and it does not establish any rights between the Employee and the Employer.

Netherlands

No special provisions.

Norway

No special provisions.

Portugal

If the Employee acquires Shares upon vesting and does not hold the Shares with a Portuguese financial intermediary, the Employee must file a report with the Portuguese Central Bank for statistical purposes. If the Shares are held by a Portuguese financial intermediary, it will file the report for the Employee.

By accepting this award, the Employee acknowledges that he or she understands and agrees that: (i) the grant of the award under the Plan will not create any obligation on the Company to grant Restricted Stock Units in the future; and (ii) the Employee recognizes the absolute right of the Company to amend or cancel the Plan at any time without incurring any liability to the Employee.

Russia

When Employee acquires Shares upon vesting, the Shares will be held for Employee in a U.S. brokerage account. Employee will not be permitted to request share certificates and hold the certificates in Russia. Employee may sell his or her Shares on a U.S. stock market; Employee is not permitted to sell shares in the Company directly to other Russian individuals.

This Agreement, the Plan and all other materials Employee may receive regarding his or her participation in the Plan do not constitute advertising or an offering of securities in Russia. The issuance of securities pursuant to the Plan has not and will not be registered in Russia and hence the securities described in any Plan-related documents may not be used for offering or public circulation in Russia.

All proceeds from the sale of Shares must be repatriated to Russia through an authorized bank in Russia. After repatriation, Employee may transfer the funds to an “offshore” (foreign) bank account outside of Russia, but must give notice to the Russian tax authorities about the opening/closing of each foreign account within one month after the account is opened/closed and report to the Russian tax authorities records of the flow of funds in the foreign accounts as well as records of the account balances.

Singapore

The grant of the award of Restricted Stock Units under the Plan is being made on a private basis and is, therefore, exempt from registration in Singapore.

If the Employee is a director, associate director or shadow director of a Singapore affiliate of the Company, the Employee is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singaporean affiliate in writing when the Employee receives an interest (e.g., Restricted Stock Units, Shares) in the Company or any related companies. Please contact the Company to obtain a copy of the notification form. In addition, the Employee must notify the Singapore affiliate when the Employee sells Shares of the Company or any related company (including when the Employee sells Shares acquired pursuant to this award). These notifications must be made within two days of acquiring or disposing of any interest in the

Company or any related company. In addition, a notification must be made of the Employee’s interests in the Company or any related company within two days of becoming a director.

South Africa

No special provisions.

South Korea

The following information is current as of May 2007.

If the Employee realizes US$500,000 or more from the sale of Shares issued pursuant to the Restricted Stock Unit award, the Employee is required to repatriate the sale proceeds back to Korea within eighteen months of the sale.

Spain

In accepting the Restricted Stock Unit award, the Employee acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan. The Employee understands that the Company has unilaterally, gratuitously and discretionally decided to grant Restricted Stock Units under the Plan to individuals who may be employees of the Company or its Subsidiaries throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any award will not economically or otherwise bind the Company or any of its Subsidiaries on an ongoing basis. Consequently, the Employee understands that the award is granted on the assumption and condition that the award or the Shares acquired pursuant to the award shall not become a part of any employment contract (either with the Company or any of its Subsidiaries) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Employee understands that this award would not be made to the Employee but for the assumptions and conditions referred to above; thus, the Employee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any award of Restricted Stock Units shall be null and void.

To participate in the Plan, the Employee must comply with exchange control regulations in Spain. The acquisition of Shares under the Plan must be declared for statistical purposes to the Spanish Dirección General de Política Comercial e Inversiones Exteriores (the “DGPCIE”), the Bureau for Commercial Policy and Foreign Investments, which is a department of the Ministry of the Economy. The Employee must make the declaration himself or herself by filing a form with the DGPCIE. When receiving foreign currency payments derived from the ownership of Shares (i.e., dividends or sale proceeds), the Employee must inform the financial institution receiving the payment of the basis upon which such payment is made. The Employee will need to provide the institution with the following information: (i) the Employee’s name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reasons for the payment; and (vii) further information that may be required. If the Employee acquires Shares under the Plan and wishes to import the ownership title of such Shares (i.e., share certificates) into Spain, the Employee must declare the importation of such securities to the DGPCIE.

Sweden

No special provisions.

Switzerland

The offer is considered a private offering in Switzerland and is therefore not subject to registration in Switzerland.

Taiwan

No special provisions.

United Arab Emirates

No special provisions.

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